Exhibit 99.

Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800 618-BANK
www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

January 23, 2003

News Media & Financial Analyst Contact:

James A. Hughes, EVP

Chief Financial Officer

(908) 713-4306

Unity Bancorp Reports Record Annual and Quarterly Earnings

Clinton, NJ - Unity Bancorp, Inc (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $3.7 million, or $0.67 per diluted share, for the year ended December 31, 2002, an 81.7% increase compared to $2.0 million for the year ended December 31, 2001. Earnings for 2001were benefited by approximately $1.0 million due to the recognition of tax benefits.  Net income before taxes in 2002 was $5.8 million, a 250.8% increase compared to $1.7 million reported in 2001.  Return on average assets and average common equity for 2002 were 0.91% and 13.95%, respectively.

Net income for the 2002 fourth quarter was $1.0 million, or $0.19 per diluted share, flat from the prior year’s comparable quarter due to the recognition of tax benefits in 2001. However, on a pretax basis, earnings for the fourth quarter of 2002 were $1.6 million, a 175.4% increase from the $589 thousand in the prior year’s comparable quarter. Return on average assets and average common equity for the fourth quarter of 2002 were 0.94% and 15.12%, respectively.

“We have closed out 2002 with another quarter of continued revenue growth and increased earnings, and are looking forward to further improvement in earnings for 2003,” said Unity President and Chief Executive Officer, Anthony J. Feraro.  “We are pleased at what we have accomplished to date, however we recognize that we have yet to reach our full potential.”

Net interest income was $4.1 million for the fourth quarter of 2002 compared to $3.5 million in the comparable quarter a year ago. Net interest margin was 4.06% for the quarter compared to 4.04% a year ago. The Company’s net interest margin increased for the fourth quarter of 2002 from the same period last year due to an improved asset product mix, higher level of interest free funds and the lower rate environment, reducing the Company’s overall cost of funds.

The provision for loan losses for the fourth quarter of 2002 was $400 thousand compared to $825 thousand for the same period last year. The decrease in the provision from a year ago was due to the reduction in the level of chargeoffs, somewhat mitigated by loan growth. Net loan charge-offs for the quarter were $92 thousand compared to $531 thousand a year ago.

Total non-interest income for the fourth quarter of 2002 increased to $2.1 million, an increase of 45.2% compared to the same period last year.  Gains on SBA loans amounted to $1.0 million for the quarter, as compared to $477 thousand for the same period last year.  Service charges on deposits increased 31.8% over the prior year as a result of increased fees and a larger deposit base. Service and loan fees increased 22.8% from the prior year quarter due to increased levels of serviced SBA loans.

Total non-interest expenses for the fourth quarter of 2002 were $4.2 million, up 16.1% from the prior year’s comparable quarter. The increase from the prior year’s comparable quarter is due to increased salaries expense associated with increased headcount, additional legal collection expenses, increased item processing costs due to transactional volume and conversion related expenses.

Total assets at December 31, 2002 were $433 million, a 14.1% increase from a year ago.  The increase in assets from the prior year was due to loan growth.  Total loans at December 31, 2002 were $312 million, a 14.4% increase from a year ago.  The growth in the loan portfolio occurred primarily in commercial loans, which totaled $164 million at December 31, 2002, an increase of 37.4% from a year ago.  SBA loans held for investment reached $50 million at December 31, 2002, a 39.2% increase from a year ago.  SBA loans held for sale at December 31, 2002 are down $3 million from a year ago due to increased levels of sales.  Due to significant prepayments, residential mortgage loans totaled $56 million at December 31, 2002, and declined 23.0% from the prior year’s quarter. Consumer loans are relatively flat from the prior year.

Total deposits at December 31, 2002 were $383 million, a 12.5% increase from the prior year.  The increase was primarily a result of growth in “Opportunity Checking,” Unity’s premier interest-bearing checking product. Non-interest bearing accounts totaled $76 million at December 31, 2002, up 16.8% from a year ago.

“We have had terrific growth in our branches in 2002.  In 2003, I am committed to expanding our branch franchise to grow our customer base and provide more retail outlets for our existing depositors.” said Mr. Feraro.

At December 31, 2002, the allowance for loan losses was 1.31% of total loans, compared to 1.16% a year ago.  Non-performing assets at December 31, 2002 were $3.8 million, compared to $3.4 million a year ago.  Included in non-performing assets at December 31, 2002, are approximately $1.4 million of loans that are guaranteed by the Small Business Administration.

Total shareholders’ equity was $27.1 million at December 31, 2002, a 9.1% increase from the prior year.  The increase in equity over the prior year was due to retained profits and the exercise of common stock warrants, somewhat offset by the buyback of common stock for general corporate purposes.

As of December 31, 2002, Unity Bank’s tier 1 leverage ratio was 6.96%, tier 1 risk-based capital ratio was 9.09%, and total risk-based capital ratio was 10.34%.  The Company’s tier 1 leverage ratio was 8.44%, tier 1 risk-based capital ratio was 11.02%, and total risk-based capital ratio was 12.34%. All regulatory capital ratios exceed the well-capitalized federal capital adequacy requirements as of December 31, 2002.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with $433 million in assets and $383 million in deposits.  Unity Bank provides financial services to retail, corporate & small business customers through its’ 12 retail service centers located in Hunterdon, Middlesex, Somerset and Union counties in New Jersey. For additional information about Unity visit our website at www.unitybank.com or call 800 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

Unity Bancorp

Consolidated Financial Highlights

(Dollars in thousands, except per share data)

	12/31/02	9/30/02	12/31/01
BALANCE SHEET DATA:
Assets	432,874	423,990	379,232
Deposits	382,585	374,094	339,954
Loans	311,794	303,578	272,559
Securities	81,754	76,448	80,696
Shareholders’ equity	27,103	26,670	24,836
Allowance for loan losses	4,094	3,786	3,165
FINANCIAL DATA - QUARTER TO DATE:
Net income before taxes	1,622	1,499	589
Federal and state income tax provision	613	537	(396)
Net income	1,009	962	985
Preferred stock dividends	0	8	7
Net income available to common shareholders	1,009	954	978
Per share-basic	0.20	0.18	0.19
Per share-diluted	0.19	0.17	0.19
Return on average assets	0.94	0.92	1.04
Return on average common equity	15.12	13.53	16.15
Efficiency ratio	67.30	67.15	71.71
FINANCIAL DATA - YEAR TO DATE:
Net income before taxes	5,820	—	1,659
Federal and state income tax provision	2,111	—	(382)
Net income	3,709	—	2,041
Preferred stock dividends	23	—	2,062
Net income available to common shareholders	3,686	—	(21)
Per share-basic	0.71	—	0.00
Per share-diluted	0.67	—	0.00
Return on average assets	0.91	—	0.56
Return on average common equity	13.95	—	(0.11)
Efficiency ratio	66.18	—	82.60
SHARE INFORMATION:
Closing price per share	8.24	6.50	6.50
Book value per share	5.28	5.18	4.80
Average diluted shares outstanding (QTD)	5,392	5,663	5,198
CAPITAL RATIOS:
Total equity to total assets	6.26	6.29	6.55
Tier I capital to average assets (leverage)	8.44	8.45	6.62
Tier I capital to risk-adjusted assets	11.02	11.47	9.53
Total risk-based capital	12.34	12.79	10.75
CREDIT QUALITY AND RATIOS:
Nonperforming assets	3,753	3,205	3,442
Net charge offs to average loans (QTD)	0.12	0.20	0.80
Allowance for loan losses to total loans	1.31	1.25	1.16
Nonperforming assets to total loans and OREO	1.20	1.06	1.26

Unity Bancorp

Consolidated Balance Sheets

(In thousands)

	12/31/02	9/30/02	12/31/01
ASSETS
Cash and due from banks	12,237	14,686	16,832
Federal funds sold	18,000	20,000	—
Securities:
Available for sale	55,570	51,230	59,773
Held to maturity	26,184	25,218	20,923
Total securities	81,754	76,448	80,696
Loans:
SBA - Held for sale	14,396	14,124	17,719
SBA - Held to Maturity	49,784	43,989	35,754
Commercial	163,813	154,321	119,262
Residential mortgage	56,297	64,189	73,144
Consumer	27,504	26,955	26,680
Total loans	311,794	303,578	272,559
Less: Allowance for loan losses	4,094	3,786	3,165
Net loans	307,700	299,792	269,394
Premises and equipment, net	8,669	8,772	8,567
Accrued interest receivable	2,579	2,368	2,261
Other assets	1,935	1,924	1,482
Total Assets	432,874	423,990	379,232
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand deposits	75,567	71,496	64,697
Interest-bearing deposits:
Interest bearing checking	176,640	165,017	119,864
Savings	34,663	36,545	30,982
Time, under $100,000	75,883	76,887	83,644
Time, $100,000 and over	19,832	24,149	40,767
Total deposits	382,585	374,094	339,954
Other debt	12,768	12,787	12,853
Trust Preferred Securities	9,000	9,000	—
Accrued interest payable	280	294	366
Accrued expenses and other liabilities	1,138	1,145	1,223
Total liabilities	405,771	397,320	354,396
Commitments and Contingencies	—	—	—
Shareholders’ equity:
Preferred stock, class A, 10%, cumulative and convertible 104 thousand shares authorized, 6 thousand issued and outstanding at Sep. 30, 2002 and Dec. 31, 2001	—	285	285
Common stock, no par value, 12,000 shares authorized	31,827	32,159	33,248
Retained deficit	(5,009)	(6,015)	(8,692)
Accumulated other comprehensive gain (loss), net of tax	285	241	(5)
Total shareholders’ equity	27,103	26,670	24,836
Total Liabilities and Shareholders’ Equity	432,874	423,990	379,232
COMMON SHARES AT PERIOD END:
Issued	5,136	5,094	5,113
Outstanding	5,136	5,094	5,113
Treasury	—	—	—

Unity Bancorp

Consolidated Statements of Income

(In thousands, except per share data)

FOR THE THREE MONTHS ENDED:	12/31/02	9/30/02	12/31/01
INTEREST INCOME
Fed funds sold and interest on deposits	31	69	42
Securities:
Available for sale	438	564	871
Held to maturity	357	362	342
Total securities	795	926	1,213
Loans:
SBA	1,044	922	1,028
Commercial	3,081	2,862	2,077
Residential mortgage	864	1,054	1,186
Consumer	378	394	422
Total loan interest income	5,367	5,232	4,713
Total interest income	6,193	6,227	5,968
INTEREST EXPENSE
Interest bearing demand deposits	724	760	543
Savings deposits	206	199	180
Time deposits	882	986	1,507
Other debt	313	200	196
Total interest expense	2,125	2,145	2,426
Net interest income	4,068	4,082	3,542
Provision for loan losses	400	375	825
Net interest income after provision for loan losses	3,668	3,707	2,717
NONINTEREST INCOME
Service charges on deposit accounts	431	407	327
Service and loan fee income	415	363	338
Gain on loan sales	1,013	729	477
Net securities gains	—	—	89
Other income	257	123	226
Total noninterest income	2,116	1,622	1,457
NONINTEREST EXPENSES
Compensation and benefits	1,893	1,867	1,743
Occupancy, net	443	422	406
Processing and communications	600	564	524
Furniture and equipment	255	271	284
Professional services	153	204	127
Deposit insurance	42	42	38
Loan servicing costs	130	104	81
Other	646	356	382
Total noninterest expenses	4,162	3,830	3,585
Income before taxes	1,622	1,499	589
Federal and state income tax provision	613	537	(396)
Net Income	1,009	962	985
Preferred stock dividends	—	8	7
Net income to common stockholders	1,009	954	978
Net Income Per Common Share-Basic	0.20	0.18	0.19
Net Income Per Common Share-Diluted	0.19	0.17	0.19
AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,153	5,383	5,072
Diluted	5,392	5,663	5,198

Unity Bancorp

Consolidated Statements of Income

(Dollars in thousands, except per share data)

YEAR TO DATE	12/31/02	12/31/01
INTEREST INCOME
Fed funds sold and interest on deposits	161	1,007
Securities:
Available for sale	2,522	3,327
Held to maturity	1,440	1,549
Total securities	3,962	4,876
Loans:
SBA	3,750	3,565
Commercial	10,842	7,870
Residential mortgage	4,030	4,640
Consumer	1,550	1,934
Total loan interest income	20,172	18,009
Total interest income	24,295	23,892
INTEREST EXPENSE
Interest bearing demand deposits	2,731	3,093
Savings deposits	760	734
Time deposits	4,175	7,095
Other debt	906	780
Total interest expense	8,572	11,702
Net interest income	15,723	12,190
Provision for loan losses	2,350	1,400
Net interest income after provision for loan losses	13,373	10,790
NONINTEREST INCOME
Service charges on deposit accounts	1,547	1,262
Service and loan fee income	1,497	1,261
Gain (loss) on loan sales	3,627	2,014
Net securities gains	228	157
Other income	1,092	697
Total noninterest income	7,991	5,391
NONINTEREST EXPENSES
Compensation and benefits	7,498	6,814
Occupancy, net	1,671	1,648
Processing and communications	2,236	2,071
Furniture and equipment	1,075	1,100
Professional services	668	690
Deposit insurance	161	501
Loan servicing costs	436	270
Other	1,799	1,428
Total noninterest expenses	15,544	14,522
Income before taxes	5,820	1,659
Federal and state income taxes	2,111	(382)
Net Income	3,709	2,041
Preferred stock dividends	23	2,062
Net income to common stockholders	3,686	(21)
Net Income Per Common Share-Basic	0.71	0.00
Net Income Per Common Share-Diluted	0.67	0.00
Average common shares outstanding:
Basic	5,222	4,297
Diluted	5,539	4,297

Unity Bancorp

Consolidated Average Balance Sheets

with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Three Months Ended			Three Months Ended
	12/31/02			9/30/02
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and Interest-bearing deposits with banks	6,755	31	1.82	17,003	69	1.61
Securities:
Available for sale	53,476	438	3.28	50,131	564	4.50
Held to maturity	27,378	357	5.22	23,570	362	6.14
Total securities	80,854	795	3.93	73,701	926	5.03
Loans, net of unearned discount:
SBA	64,464	1,044	6.48	57,908	922	6.37
Commercial	160,352	3,081	7.62	151,342	2,862	7.50
Residential mortgage	60,265	864	5.73	67,319	1,054	6.26
Consumer	28,060	378	5.34	26,644	394	5.87
Total loans	313,141	5,367	6.82	303,213	5,232	6.87
Total interest-earning assets	400,750	6,193	6.15	393,917	6,227	6.30
Noninterest-earning assets:
Cash and due from banks	16,336			12,408
Allowance for loan losses	(4,045)			(3,805)
Other assets	12,911			12,166
Total noninterest-earning assets	25,202			20,769
Total Assets	425,952			414,686
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	171,753	724	1.67	163,065	760	1.85
Savings deposits	35,502	206	2.30	35,894	199	2.20
Time deposits	100,345	882	3.49	106,054	986	3.69
Total interest-bearing deposits	307,600	1,812	2.34	305,013	1,945	2.53
Other debt	22,033	313	5.64	13,315	200	5.96
Total interest-bearing liabilities	329,633	2,125	2.56	318,328	2,145	2.67
Noninterest-bearing liabilities:
Demand deposits	68,606			65,866
Other liabilities	1,166			2,233
Total noninterest-bearing liabilities	69,772			68,099
Shareholders’ equity	26,547			28,259
Total Liabilities and
Shareholders’ Equity	425,952			414,686
Net interest spread		4,068	3.59		4,082	3.63
Tax-equivalent basis adjustment		—			—
Net interest income		4,068			4,082

Net interest margin			4.06			4.15

Unity Bancorp

Consolidated Average Balance Sheets

with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Three Months Ended			Three Months Ended
	12/31/02			12/31/01
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and Interest-bearing deposits with banks	6,755	31	1.82	5,649	42	2.95
Securities:
Available for sale	53,476	438	3.28	61,380	871	5.68
Held to maturity	27,378	357	5.22	21,897	342	6.25
Total securities	80,854	795	3.93	83,277	1,213	5.83
Loans, net of unearned discount:
SBA	64,464	1,044	6.48	51,596	1,028	7.97
Commercial	160,352	3,081	7.62	108,287	2,077	7.61
Residential mortgage	60,265	864	5.73	75,788	1,186	6.26
Consumer	28,060	378	5.34	26,518	422	6.31
Total loans	313,141	5,367	6.82	262,189	4,713	7.16
Total interest-earning assets	400,750	6,193	6.15	351,115	5,968	6.78
Noninterest-earning assets:
Cash and due from banks	16,336			14,537
Allowance for loan losses	(4,045)			(3,103)
Other assets	12,911			11,863
Total noninterest-earning assets	25,202			23,297
Total Assets	425,952			374,412
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	171,753	724	1.67	115,284	543	1.87
Savings deposits	35,502	206	2.30	29,941	180	2.39
Time deposits	100,345	882	3.49	128,724	1,507	4.64
Total interest-bearing deposits	307,600	1,812	2.34	273,949	2,230	3.23
Other debt	22,033	313	5.64	12,955	196	6.00
Total interest-bearing liabilities	329,633	2,125	2.56	286,904	2,426	3.35
Noninterest-bearing liabilities:
Demand deposits	68,606			61,017
Other liabilities	1,166			2,178
Total noninterest-bearing liabilities	69,772			63,195
Shareholders’ equity	26,547			24,313
Total Liabilities and
Shareholders’ Equity	425,952			374,412
Net interest spread		4,068	3.59		3,542	3.43
Tax-equivalent basis adjustment		—			—
Net interest income		4,068			3,542

Net interest margin			4.06			4.04

Unity Bancorp

Consolidated Average Balance Sheets

with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Year to Date			Year to Date
	12/31/02			12/31/01
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold
Interest-bearing deposits with banks	9,838	161	1.64	22,857	1,007	4.41
Securities:
Available for sale	53,277	2,522	4.73	55,674	3,327	5.98
Held to maturity	24,099	1,440	5.98	25,307	1,549	6.12
Total securities	77,376	3,962	5.12	80,981	4,876	6.02
Loans, net of unearned discount:
SBA	57,808	3,750	6.49	40,454	3,565	8.81
Commercial	145,031	10,842	7.48	93,925	7,870	8.38
Residential mortgage	67,470	4,030	5.97	76,560	4,640	6.06
Consumer	26,873	1,550	5.77	27,776	1,934	6.96
Total loans	297,182	20,172	6.79	238,715	18,009	7.54
Total interest-earning assets	384,396	24,295	6.32	342,553	23,892	6.97

Noninterest-earning assets:
Cash and due from banks	13,879			11,463
Allowance for loan losses	(3,680)			(2,785)
Other assets	12,317			13,075
Total noninterest-earning assets	22,516			21,753
Total Assets	406,912			364,306
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	151,115	2,731	1.81	109,444	3,093	2.83
Savings deposits	34,000	760	2.24	30,837	734	2.38
Time deposits	112,799	4,175	3.70	130,063	7,095	5.46
Total interest-bearing deposits	297,914	7,666	2.57	270,344	10,922	4.04
Other debt	15,719	906	5.76	12,911	780	6.04
Total interest-bearing liabilities	313,633	8,572	2.73	283,255	11,702	4.13
Noninterest-bearing liabilities:
Demand deposits	64,900			56,967
Other liabilities	1,714			1,670
Total noninterest-bearing liabilities	66,614			58,637
Shareholders’ equity	26,665			22,414
Total Liabilities and Shareholders’ Equity	406,912			364,306
Net interest spread		15,723	3.59		12,190	2.84
Tax-equivalent basis adjustment		—			—
Net interest income		15,723			12,190

Net interest margin			4.09			3.56

Unity Bancorp

Allowance for Loan Losses and Loan Quality Schedules

(Dollars in thousands)

	12/31/02	9/30/02	6/30/02	3/31/02	12/31/01
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning	3,786	3,563	3,180	3,165	2,871
Provision charged to expense	400	375	975	600	825
	4,186	3,938	4,155	3,765	3,696
Less: Charge offs
SBA	66	188	22	—	—
Commercial	—	2	574	544	556
Residential mortgage	15	—	13	—	—
Consumer	58	8	34	70	26
Total Charge Offs	139	198	643	614	582
Add: Recoveries
SBA	1	2	2	27	—
Commercial	43	35	35	—	6
Residential mortgage	—	—	—	—	—
Consumer	3	9	14	2	45
Total Recoveries	47	46	51	29	51
Net Charge Offs	92	152	592	585	531
Balance, ending	4,094	3,786	3,563	3,180	3,165
LOAN QUALITY INFORMATION:
Nonperforming loans	3,557	2,999	3,949	2,612	3,184
Other real estate owned, net	196	206	153	194	258
Nonperforming assets	3,753	3,205	4,102	2,806	3,442
Loans 90 days past due and still accruing	728	775	0	84	69
Allowance for loan losses to:
Total loans at period end	1.31	1.25	1.20	1.14	1.16
Nonperforming loans	115.10	126.24	90.23	121.75	99.40
Nonperforming assets	109.09	118.13	86.86	113.33	91.95
Net charge offs to average loans (QTD)	0.12	0.20	0.80	0.86	0.80
Net charge offs to average loans (YTD)	0.48	0.61	0.83	0.86	0.33
Nonperforming loans to total loans	1.14	0.99	1.33	0.93	1.17
Nonperforming assets to total loans and OREO	1.20	1.06	1.38	1.00	1.26

Unity Bancorp

Quarterly Financial Data

	12/31/02	9/30/02	6/30/02	3/31/02	12/31/01
SUMMARY OF OPERATIONS
(in thousands):
Interest income	6,193	6,227	6,127	5,748	5,968
Interest expense	2,125	2,145	2,184	2,118	2,426
Net interest income	4,068	4,082	3,943	3,630	3,542
Provision for loan losses	400	375	975	600	825
Net interest income after provision	3,668	3,707	2,968	3,030	2,717
Noninterest income	2,116	1,622	2,362	1,891	1,457
Noninterest expense	4,162	3,830	3,900	3,652	3,585
Income before income taxes	1,622	1,499	1,430	1,269	589
Federal and state income tax
provision (benefit)	613	537	514	447	(396)
Net Income	1,009	962	916	822	985
Preferred dividends	—	8	7	8	7
Net Income (loss)	1,009	954	909	814	978
Net Income (loss) per Common Share:
Basic	0.20	0.18	0.17	0.16	0.19
Diluted	0.19	0.17	0.16	0.15	0.19
COMMON SHARE DATA:
Cash dividends declared
Book value at quarter end	5.28	5.18	5.18	4.94	4.80
Market value at quarter end	8.24	6.50	6.56	6.49	6.50
Average common shares outstanding: (000’s)
Basic	5,153	5,383	5,216	5,132	5,072
Diluted	5,392	5,663	5,556	5,547	5,198
Common shares outstanding at period end (000’s)	5,136	5,094	5,377	5,181	5,113
OPERATING RATIOS:
Return on average assets	0.94	0.92	0.91	0.87	1.04
Return on average common equity	15.12	13.53	13.90	13.19	16.15
Efficiency ratio	67.30	67.15	64.18	66.15	71.71
BALANCE SHEET DATA (in thousands):
Assets	432,874	423,990	410,336	394,230	379,232
Deposits	382,585	374,094	367,312	353,777	339,954
Loans	311,794	303,578	296,266	279,586	272,559
Shareholders’ equity	27,103	26,670	28,111	25,860	24,836
Allowance for loan losses	4,094	3,786	3,563	3,180	3,165
TAX-EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.15	6.30	6.43	6.41	6.78
Interest-bearing liabilities	2.56	2.67	2.83	2.89	3.35
Net interest spread	3.59	3.63	3.60	3.52	3.43
Net interest margin	4.06	4.15	4.14	4.02	4.04
CREDIT QUALITY:
Nonperforming assets (in thousands)	3,753	3,205	4,102	2,806	3,442
Allowance for loan losses to period-end loans	1.31	1.25	1.20	1.14	1.16
Net charge offs to average loans	0.12	0.20	0.80	0.86	0.80
Nonperforming assets to loans and OREO	1.20	1.06	1.38	1.00	1.26
CAPITAL AND OTHER:
Total equity to assets	6.26	6.29	6.85	6.56	6.55
Tier I capital to average assets (leverage)	8.44	8.45	6.91	6.76	6.62
Tier I capital to risk-adjusted assets	11.02	11.47	9.53	9.49	9.53
Total capital to risk-adjusted assets	12.34	12.79	10.70	10.65	10.75
Number of banking offices	12	12	12	12	12
Number of ATMs	13	13	13	13	13
Number of employees	159	149	151	144	146